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                                                                   EXHIBIT 99.1


                             CERTIFICATE OF
                          PATTERSON ENERGY, INC.
              AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


     Patterson Energy, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on January 27, 1997:

          (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $2,926 in connection with its Registration Statement pursuant to Rule 462(b) filed on January 27, 1997;

          (ii)   The Registrant will not revoke such instructions; and

          (iii) The Registrant has sufficient funds in the account to which the wire transfer will originate to cover the amount of the filing fee.


     The Registrant hereby undertakes to confirm on January 28, 1997, that its bank has received such instructions.



                                            PATTERSON ENERGY, INC.




                                            By:  /s/ James C. Brown
                                               -------------------------------
                                                 James C. Brown
                                                 Vice President - Finance